UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

NTN BUZZTIME, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-11460	31-1103425
Commission File Number	(IRS Employer Identification No.)

5966 La Place Court, Suite 100 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 2, 2010, NTN Buzztime, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals:

1.	To elect four (4) directors to hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To adopt the NTN Buzztime, Inc. 2010 Performance Incentive Plan; and

3.	To ratify the appointment of Mayer Hoffman McCann P.C as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The number of shares of common stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of April 19, 2010 was 60,687,549.  Each of the matters voted upon at the Annual Meeting received the requisite approval by the Company’s stockholders.  The final results of the voting on each of the matters presented to the stockholders are as follows:

1.	Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jeff Berg	27,255,105	1,008,476	20,777,232
Michael Bush	21,223,839	7,039,742	20,777,232
Terry Bateman	23,479,490	4,784,091	20,777,232
Mary Beth Lewis	27,389,177	874,404	20,777,232

2.	Adoption of NTN Buzztime, Inc. 2010 Performance Incentive Plan:

For	Against	Abstain	Broker Non-Votes
23,928,971	4,179,062	155,548	20,777,232

3.	Ratification of Mayer Hoffman McCann, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain
48,571,942	348,417	120,454

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: June 3, 2010	By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

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